UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
December 1, 2016

World Financial Network Credit Card Master Note Trust
(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Numbers of Issuing Entity: 333-166240-01, 333-188583-01, 333-189182-01 and 333-208463
Central Index Key Number of Issuing Entity: 0001282663

World Financial Network Credit Card Master Trust
(Exact Name of Issuer of Collateral Certificate as Specified in its Charter)

Commission File Numbers of Issuer of the Collateral Certificate: 333-166240-02, 333-189182-02 and 333-208463-02
Central Index Key Number of Issuer of the Collateral Certificate: 0001140096

WFN Credit Company, LLC
(Exact Name of Depositor/Registrant as Specified in its Charter)

Commission File Numbers of Depositor: 333-166240, 333-188583, 333-189182 and 333-208463-01
Central Index Key Number of Depositor: 0001139552

Comenity Bank
(Exact Name of Sponsor as Specified in its Charter)

Central Index Key Number of Sponsor: 0001007254

Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

31-1772814 (I.R.S. Employer Identification No. of Registrant)

3100 Easton Square Place, #3108, Columbus, Ohio	43219
(Address of Principal Executive Offices of Registrant)	(Zip Code)

(614) 729-5044
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On December 1, 2016, Comenity Bank (the "Bank"), WFN Credit Company, LLC (the "Transferor") and MUFG Union Bank, N.A. ("Union Bank"), as trustee (the "Trustee"), entered into the Ninth Amendment to Second Amended and Restated Pooling and Servicing Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Bank, the Transferor and the Trustee amended certain provisions of the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among the Bank, the Transferor and the Trustee, relating to World Financial Network Credit Card Master Trust (the "Trust").
Item 8.01. Other Events.
On December 1, 2016, the Transferor designated to the Trust additional portfolios consisting of all credit card accounts (the "Supplemental Accounts") from time to time owned by the Bank and included in the Bank's private label credit card programs for each of Restoration Hardware, Crate And Barrel, Trek Bikes, and Little Switzerland and assigned to the Trust receivables in such Supplemental Accounts.  The approximate aggregate amount of the receivables included in the Supplemental Accounts was $328 million as of September 30, 2016.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
Exhibit No. Exhibit 4.1	Document Description Ninth Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFN CREDIT COMPANY, LLC as depositor

By: /s/ Michael Blackham
Name: Michael Blackham
Title: Treasurer

Dated:  December 2, 2016